EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229851 and No. 333-225397) and Form S-8 (No. 333-218207, No. 333‑26157, No. 333‑68682, No. 333‑77501, No. 333‑89420, No. 333‑134554, No. 333‑160197, No. 333-174572, No. 333-198320, and No. 333-211558) of Flagstar Bancorp, Inc. of our report dated February 28, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers, LLP
Detroit, Michigan
February 28, 2020